SCHEDULE 14C
(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, For Use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

WIRELESS HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
______________________________________________________________________________

(5) Total fee paid:
______________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
______________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
______________________________________________________________________________

(3) Filing Party:
______________________________________________________________________________

(4) Date Filed:

WIRELESS HOLDINGS, INC.
20283 State Road 7, Suite 40
Boca Raton, Florida 33498

NOTICE OF ACTION BY A MAJORITY OF THE SHAREHOLDERS
To Our Shareholders:

The purpose of this letter is to inform our shareholders that we intend to amend our Articles of Incorporation by written consent of a majority of our shareholders to change our name to “H2Diesel Holdings, Inc.”

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Because the written consent of a majority of shareholders satisfies any applicable shareholder voting requirement under Florida law and our Articles of Incorporation and By-Laws, we are not asking for a proxy and you are not requested to send one.

The accompanying information statement is for information purposes only and explains the terms of the amendment to our Articles of Incorporation. Please read the accompanying information statement carefully.

By Order of the Board of Directors
/s/ David A. Gillespie
David A. Gillespie
President and Chief Executive Officer

Boca Raton, Florida
________________, 2006

WIRELESS HOLDINGS, INC.
20283 State Road 7, Suite 40
Boca Raton, Florida 33498

INFORMATION STATEMENT

This information statement is being mailed on or about _____________, 2006, to the shareholders of record of Wireless Holdings, Inc. at the close of business on October 23, 2006. This information statement is being sent to you for information purposes only. No action is required on your part.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished to our shareholders to notify you about the adoption of a resolution by the written consent of the holders of a majority of our outstanding shares of common stock. The resolution adopted by such holders together with a similar resolution adopted by our board of directors gives us the authority to amend our Articles of Incorporation to change our name from “Wireless Holdings, Inc.” to “H2Diesel Holdings, Inc.” We will amend Article I of our Articles of Incorporation in its entirety to read as follows:

“ARTICLE I
NAME

The name of the corporation is H2Diesel Holdings, Inc.”

We are changing our name in order to more accurately reflect the current business activities of our company in our name. Following our recent acquisition of H2Diesel, Inc., we succeeded to the bio-fuel business of H2Diesel as our sole line of business. Our board of directors believes that the new name better reflects the nature of our operations, and will enable us to better implement our business plan. We believe the name change to H2Diesel Holdings, Inc. further enhances our entry into the bio-fuel business and reflects our ownership of our newly acquired subsidiary, H2Diesel, Inc. We believe the name change will foster greater name recognition in the marketplace and allow us to take better advantage of the H2Diesel name in the marketing of the services provided by us. Accordingly, our board of directors has approved the amendment to our Articles of Incorporation to change our name to H2Diesel Holdings, Inc.

Upon the effective date of this name change our ticker symbol will change. We will file a Current Report on Form 8-K to disclose our new trading symbol once it is assigned to us. The currently outstanding stock certificates evidencing shares of our common stock bearing the name “Wireless Holdings, Inc.” will continue to be valid and represent shares of our common stock following the name change. In the future, new certificates will be issued bearing our new name, but this will in no way effect the validity of your current stock certificates.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the amendment to our Articles of Incorporation and the name change will become effective 20 calendar days after the mailing of this information statement to our shareholders, at which time we will file the amendment to our Articles of Incorporation with the Secretary of State of Florida. Our new ticker symbol will also become effective on such date. We anticipate that the actions contemplated herein will be effective on or about the close of business on November ___, 2006.

This information statement constitutes notice to our shareholders of corporate action taken by our shareholders without a meeting as required by the Florida Business Corporation Act (the “FBCA”). Under the FBCA, there are no dissenters’ rights of appraisal or similar rights of dissenters in connection with the action disclosed in this information statement.

We will pay the costs of preparing and sending out this information statement.

Voting Information

As of October 23, 2006, there were 17,091,250 shares of our common stock outstanding. Under Florida law and the provisions of our Articles of Incorporation and By-Laws, the affirmative vote of the holders of a majority of our outstanding shares of our common stock is required to approve the amendment to our Articles of Incorporation. Each holder of shares of our common stock is entitled to one vote per share owned by such holder. Shareholders holding 15,990,000 shares, representing 93.56% of our outstanding shares of common stock as of October 23, 2006, have executed a written consent approving the amendment to our Articles of Incorporation. This written consent satisfies the shareholder approval requirement for the proposed action. Our board of directors approved the amendment on October 20, 2006.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth, as of October 23, 2006 (or such other date indicated in the footnotes below), the number and percent of shares beneficially owned by the following: (i) each person known to us to own beneficially more than 5 percent of the outstanding shares of our common stock; (ii) each of our current directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

Except as otherwise set forth below, the address of each of the persons listed below is Wireless Holdings, Inc. (to be renamed H2Diesel Holdings, Inc.), 20283 State Road 7, Suite 40, Boca Raton, Florida 33498.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Common Stock	Lee Rosen 2006 Irrevocable Trust I 17698 Foxborough Lane Boca Raton, Florida 33496	2,090,000(3)	12.27%
Common Stock	Xethanol Corporation 1185 Avenue of the Americas, 20th Floor New York, New York 10036	5,850,000	34.23%
Common Stock	The River Trust 1877 S. Federal Highway, Suite 101 Boca Raton, Florida 33432	1,000,000	5.85%
Common Stock	The Aspen Trust 2000 So. Ocean Blvd. Palm Beach, Florida 33480	1,000,000	5.85%
Common Stock	Ferdinando Petrucci Via Stazione, 133A, Arce [Frosimone], Italy	893,750	5.23%
Common Stock	David A. Gillespie* 664 West Forest Drive Houston, Texas 77079	200,000 (4)	**
Common Stock	Joseph Hess* 301 North Ocean Blvd Pompano Beach, Florida 33062	325,000	**
Common Stock	Lee. S. Rosen* 17698 Foxborough Lane Boca Raton, Florida 33496	3,590,000(5)	19.31%

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Common Stock	Andrea Festuccia* Circonvallazione Gianicolense, 295 00152 Rome, Italy	457,500(6)	**
Common Stock	Directors and executive officers as a group (4 people)	4,572,500(4)(5)(6)	24.20
————————————
(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after October 23, 2006, by the exercise of any warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)
Based upon 17,091,250 shares of common stock outstanding on October 23, 2006, plus, for each person or group, any securities such person or group has the right to acquire within 60 days upon exercise of options, warrants, conversion privileges or similar rights.

(3)	Excludes 2,678,750 shares of common stock held by trusts (including The River Trust and the Aspen Trust) as to which Mr. Rosen disclaims beneficial ownership.

(4)
Includes options immediately exercisable for 200,000 shares of our common stock at $1.50 per share.   Mr. Gillespie also holds options to purchase another 1.8 million shares, which vest over time or upon achievement of certain financial targets.

(5)
Includes 2,090,000 shares of common stock owned by the Lee Rosen 2006 Irrevocable Trust I and includes immediately exercisable options to purchase 1,500,000 shares of our common stock at $1.50 per share. Excludes 2,678,750 shares of common stock held by trusts (including The River Trust and The Aspen Trust) as to which Mr. Rosen disclaims beneficial ownership.

(6)	Mr. Festuccia’s Employment Agreement provides for a grant of 500,000 stock options at a price of $1.50 per share, of which 100,000 vest immediately and the balance vest in two annual installments.

*  Director or Executive Officer

**  Less than 5%

Recent Change of Control

We completed, following the close of trading on October 20, 2006, our acquisition of H2Diesel, Inc. (“H2Diesel”) through the merger of our wholly owned subsidiary, Wireless Acquisition Holdings, Inc. into H2Diesel, with H2Diesel being the surviving corporation in the merger (the “Merger”).

H2Diesel is a recently formed development stage company that holds an exclusive license for North America, Central America and the Caribbean to exploit proprietary technology to manufacture bio-fuel that is intended to be marketed as “bio-diesel” fuel or heating fuel or, alternatively, as a new class of bio-fuel or fuel additive.

In connection with the Merger:

•	H2Diesel became our wholly-owned subsidiary;

•
a change of control of our company occurred, because former H2Diesel stockholders received shares of our common stock, par value $.001 per share, representing in the aggregate 93.56% of the outstanding shares of our common stock immediately following the merger;

•	we assumed all of H2Diesel’s obligations under its outstanding stock options and warrants;

•
we expanded our board of directors to two members and Mr. Lee S. Rosen joined our Board and serves as our Chairman. Mr. David Gillespie, a former executive with Duke Energy who recently joined H2Diesel as its President and CEO, has been appointed to the same positions with our company. Mr. Andrea Festuccia, the Chief Technology Officer of H2Diesel, was appointed to the same position with our company;

•
upon our compliance with Section 14f-1 of the Securities and Exchange Act of 1934, as amended, and Rule 14f-1 thereunder, Mr. Gillespie will be appointed to our board of directors and we expect that Mr. Jospeh Hess will resign from our board;

•	we assumed H2Diesel’s employment agreements with its executive officers;

•	we assumed the registration rights of certain of H2Diesel’s stockholders; and

•	we ceased being a “shell company” as such term is defined in Rule 12b-2 under the Exchange Act.

In connection with the Merger, we paid an aggregate of $300,000 to our former Chief Executive Officer, Joseph Hess in consideration of (i) the payment in full of all indebtedness owed by us to Mr. Hess and the sale to us of 29,075,000 shares of our common stock, which shares were cancelled at the closing of the Merger; and (ii) the transfer to Mr. Hess all of the capital stock of our subsidiary, Action Wireless, Inc., a Florida corporation, through which we conducted our historical wireless products reseller business. Mr. Hess assumed and agreed to indemnify and hold us harmless from the historical and future liabilities of those operations.

The consideration issued in the Merger was determined as a result of arm’s-length negotiations between the parties.

Under Florida and Delaware law, we did not require the approval of our stockholders to complete the Merger because we were not a constituent corporation in the Merger. The constituent corporations in the merger are Wireless Acquisition and H2Diesel, each of which is or was a Delaware corporation. The Merger and its related transactions were approved unanimously by H2Diesel’s shareholders.

Forward Looking Statements

This information statement contains forward-looking statements. These forward-looking statements concern our operations, prospects, plans, economic performance and financial condition and are based largely on our beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. The risks and uncertainties related to our business, which include all risks attendant a development stage business in the volatile energy industry, will be stated in more detail in our subsequent current report on Form 8-K which is expected to be filed with the Securities and Exchange Commission not later than October 26, 2006. These forward-looking statements are made as of the date of this information statement, and we assume no obligation to update the forward-looking statements or to update the reasons why the actual results could differ from those projected in the forward- looking statements.

By Order of the Board of Directors
/s/ DAVID A. GILLESPIE
David A. Gillespie
President and Chief Executive Officer

Boca Raton, Florida
October 24, 2006